Exhibit 10.10

Execution Version

MANAGEMENT RIGHTS AGREEMENT

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being executed and delivered to confirm agreements with respect to the investment by TPG Biotechnology Partners II, L.P. (the “Partnership”) in Quintiles Transnational Corp. (the “Company”) and certain management rights that the Company conferred upon the Partnership in connection with such investment so that investment may qualify as a “venture capital investment” within the meaning of the Department of Labor regulation Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”).

1.	Management Rights

(a) The Partnership shall have the following rights and entitlements:

(i) The Partnership shall be entitled, from time to time and at the Partnership’s expense, to make proposals, recommendations and suggestions to the board of directors of the Company (the “Board of Directors”) at a scheduled meeting of the Board of Directors and relating to the business and affairs of the Company and any subsidiary of the Company upon the request of the Partnership or the Company and subject to reasonable advance notice. The Board of Directors shall consider in good faith all proposals, recommendations and suggestions made by the Partnership pursuant to the foregoing sentence; provided, however, that nothing in this clause (a)(i) shall obligate, or be deemed to obligate, the Board of Directors to adopt or implement any proposal, recommendation or suggestion made by or on behalf of the Partnership.

(ii) The Company shall permit the Partnership, at reasonable times and at the Partnership’s expense, to discuss the business and affairs of the Company and its subsidiaries with the management of the Company; provided, in all cases, that:

(A) The Partnership shall give at least two (2) business days prior written notice to an officer of the Company identifying all person(s) with whom the Partnership wishes to have discussions and specifying in reasonable detail the nature of the information sought from such person(s) and the purpose(s) for which the Partnership wishes to obtain such information;

(B) During any discussion or at any meeting between the Partnership and such person(s), the Partnership shall not inquire into matters not specified in such notice; and

(C) The Company shall have the right to have representatives, in addition to the person(s) being made available, present during any such discussion or meeting.

(iii) The Company shall permit the Partnership, at reasonable times and at the Partnership’s expense, to examine such books, records, documents and other written information in the possession of the Company relating to the affairs of the Company and its subsidiaries as the Partnership may reasonably request; provided, in all cases, that the Partnership shall give at least two (2) business days prior written notice to the Company describing in reasonable detail the books, records, documents and other written information which the Partnership wishes to examine and specifying the purpose(s) for which the Partnership wishes to make such examination.

(iv) The Company shall permit the Partnership, at reasonable times and at the Partnership’s expense, to visit and inspect the properties of the Company and its subsidiaries; provided, in all cases, that the Partnership shall give at least two (2) business days prior written notice to the Company describing in reasonable detail the properties which the Partnership wishes to inspect and specifying the purpose(s) for which the Partnership wishes to make such inspection.

(b) The Partnership hereby agrees that it will not request or otherwise seek to obtain any information pursuant to the foregoing provisions, and will not use (or permit to be used) any information obtained pursuant to the foregoing provisions, except for lawful purposes relating solely to the Partnership’s interest as investor. Without limitation of the foregoing, the Partnership hereby agrees that it will not use (or permit to be used) any information obtained in connection with the foregoing provisions in any manner that is unlawful or is adverse or detrimental to the Company. As a condition to exercising their examination and inspection rights under Sections 1(a)(iii) and 1(a)(iv) above, the Partnership shall be required to comply with the Company’s normal requirements regarding health, safety, security and operational matters.

(c) The Partnership agrees that it will keep confidential and not disclose any confidential, proprietary or secret information which the Partnership may obtain from the Company, unless such information is or becomes known to the Partnership from a source other than the Company or is or becomes publicly known, or unless the Company gives its written consent to the Partnership’s release of such information, except that no such written consent shall be required (and the Partnership shall be free to release such information to such recipient) if such information is to be provided to the Partnership’s counsel or accountant, or to an officer, director or partner of the Partnership, provided that the Partnership shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential.

2.	Miscellaneous

(a) Except as provided in Section 2(b) below, the rights conferred under this Letter Agreement shall automatically terminate on the date the Partnership ceases to maintain, directly or indirectly, any investment in the Company.

(b) In the event that the Partnership transfers all or any portion of its investment to an affiliated entity that is (i) a Permitted Transferee (as defined in the Shareholders Agreement, dated January 22, 2008, among the Company and the investors named therein, including the Partnership) and (ii) intended to qualify as a venture capital operating company under the Plan Asset Regulation, such transferee shall be afforded the same rights with respect to the Company afforded to the Partnership hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

(c) Anything herein or elsewhere to the contrary notwithstanding, the rights and obligations of the Company and the Partnership under this agreement are subject to all applicable laws. Accordingly, the Partnership shall not be entitled to exercise or enforce any right purported to be conferred upon it by the provisions of this Letter Agreement and the Company shall not be required to perform any of its covenants contained in this Letter Agreement, in each case, if and to the extent the exercise or enforcement of such right or the performance of such obligation, as the case may be, would violate or constitute or result in a breach of (i) any law, statute (including, without limitation, antitrust laws), ordinance, rule or regulation or any injunction, restraining order or other court order or decree applicable to the Company or any of its directors, officers or employees (or their equivalents) or any pronouncement having the effect of law or (ii) any contract, lease, commitment, agreement or other instrument binding upon the Company.

(d) This Letter Agreement and its validity, construction and performance shall be governed in all respects by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. This Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(e) This Letter Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter.

(f) If, pursuant to a subsequent change in the law or the issuance of new interpretive guidance by the U.S. Department of Labor, the rights granted in this letter are required to be altered in order to preserve the qualification of the Partnership as a “venture capital operating company” or otherwise to ensure that the assets of the Partnership are not considered “plan assets” for purposes of ERISA, the Company and the Partnership agree to cooperate to amend this letter to effect any such alteration, provided that no such alteration would have a material adverse effect on the business operations or prospects of the Company or its subsidiaries.

To indicate your agreement of the foregoing, please sign and return the duplicate enclosed copy of this Letter Agreement to the undersigned.

Very truly yours,

TPG Biotechnology Partners II, L.P.

By:	TPG Biotechnology GenPar II, L.P., its General Partner

By:	TPG Biotech Advisors II, L.L.C. its General Partner

	By:	/s/ Clive D. Bode
		Name:	Clive Bode
		Title:	Vice President

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

Quintiles Transnational Corp.

By:	/s/ Ron Wooten
	Name:	RON WOOTEN
	Title:	EVP

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